Exhibit 21.1
SUBSIDIARIES OF POST PROPERTIES, INC.
(as of December 31, 2006)

Name	State of Formation
98 San Jac Condo Investment, LLC	Georgia
98 San Jac Condo Limited Partnership	Georgia
98 San Jac Condo Management, LLC	Georgia
98 San Jac Holdings Limited Partnership	Georgia
98 San Jac Holdings Management, LLC	Georgia
98 San Jac Rental Limited Partnership	Georgia
98 San Jac Rental Management, LLC	Georgia
1499 Massachusetts Avenue, Inc.	Delaware
1499 Massachusetts Holding, LLC	Delaware
3630 Condo Holdings, LLC	Georgia
3630 North Tower Residential, LLC	Georgia
3630 Peachtree Road Holdings Limited Partnership	Georgia
3630 Residential GP, LLC	Georgia
3630 South Tower Residential, LLC	Georgia
Addison Circle Access, Inc.	Delaware
Addison Townhomes One, Ltd.	Texas
Akard-McKinney Investment Company, LLC	Texas
Alexander Condominium Development I, LLC	Georgia
Alexander Condominium Development II, LLC	Georgia
Allen Plaza Mixed Use, LLC	Georgia
Armada Homes, Inc.	Delaware
Armada Phoenix Townhomes, LLC	Texas
Armada Residences, L.P.	Georgia
Block 588 Condominium Development, L.P.	Georgia
Block 588 GP, LLC	Georgia
Block 588 LP, LLC	Georgia
Briarcliff Commercial Property, LLC	Georgia
Carlyle Condominium Development, LLC	Georgia
Carlyle Condominium Development II, LLC	Georgia
Citrus Park Condominium Development, LLC	Georgia
Clyde Lane Condominium Development GP, LLC	Georgia
Clyde Lane Condominium Development Holding, LLC	Georgia
Clyde Lane Condominium Development, L.P.	Georgia
Cumberland Lake, Inc.	Georgia
Harbour I Condominium Development, LLC	Georgia
Hyde Park Walk Condominium Development, LLC	Georgia
P/C First Avenue LLC	Delaware
Park Condominium Development, LLC	Georgia
Park Land Development, LLC	Georgia
Peachtree Condominium Development, LLC	Georgia
PF Apartments, LLC	Georgia
PMBC Austin Limited Partnership	Georgia
Post 1499 Massachusetts, LLC	Georgia
Post Apartment Homes, L.P.	Georgia
Post Asset Management, Inc.	Georgia
Post Austin Triangle, L.P.	Georgia
Post Biltmore, LLC	Delaware

Name	State of Formation
Post Carlyle I, LLC	Georgia
Post Carlyle II, LLC	Delaware
Post Carlyle Services, LLC	Georgia
Post Construction Services, Inc	Georgia
Post Development Services Limited Partnership	Georgia
Post GP Holdings, Inc.	Georgia
Post Landscape Group, Inc.	Georgia
Post LP Holdings, Inc.	Georgia
Post Midtown Square GP, LLC	Georgia
Post Midtown Square, L.P.	Georgia
Post Park, LLC	Georgia
Post Paseo Colorado, LLC	Delaware
Post Peachtree, LLC	Delaware
Post Rice Lofts, LLC	Texas
Post Services, Inc.	Georgia
Post Triangle, LLC	Georgia
Post TRS Condo I, LLC	Georgia
Post TRS, Inc	Georgia
Post West Avenue Lofts, L.P.	Georgia
Post West Avenue, LLC	Georgia
Post Wilson Buildings, LLC	Georgia
Post-AmerUs American Beauty Mill, L.P.	Georgia
Post-AmerUs Bennie Dillon, L.P.	Georgia
Post-AmerUs Rice Lofts, L.P.	Georgia
Post-AmerUs Wilson Building II, L.P.	Georgia
Post-AmerUs Wilson Building, L.P.	Georgia
Presidential Heights, LLC	Delaware
PSI 3630 Peachtree, LLC	Georgia
RB Holdings, LLC	Georgia
Residential Ventures, Inc.	Georgia
Rice Lofts, LP	Texas
Rise Condominium Development GP, LLC	Georgia
Rise Condominium Development Holding, LLC	Georgia
Rise Condominium Development, L.P.	Georgia
Riverside Villas, LLC	Georgia
Rocky Point Management, Inc.	Georgia
Rose Hill Associates, LLC	Delaware
Soho Condominium Development, LLC	Georgia
STS Loan & Management, Inc.	Georgia
STS Loan, L.P.	Georgia
The Potomac at Fallsgrove, LLC	Delaware
Uptown Denver, LLC	Colorado
Villas at Parkway Village, LP	Georgia
Villas GP, LLC	Georgia